UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 30, 2008

FRANKLIN CREDIT HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-17771	26-3104776
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Hudson Street Jersey City, New Jersey (Address of Principal Executive Offices)	07302 (Zip Code)

Registrant’s telephone number, including area code:  (201) 604-4402

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

● Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

● Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

● Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

● Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On December 30, 2008, Franklin Credit Management Corporation, the registrant’s direct, wholly-owned subsidiary, entered into an agreement with executive officer Paul Colasono, and on December 31, 2008, entered into similar agreements with executive officers Alexander Gordon Jardin, William Sullivan and Joseph Caiazzo, to amend such executive officers' employment agreements (the “Amendments”).  The Amendments make certain technical changes which are designed to make the employment agreements comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.

The Amendments are attached to this Current Report on Form 8-K as Exhibits 10.89 through 10.92 and incorporated herein by reference.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           The terms and conditions of the Amendments are discussed above in Item 1.01 of this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.89	Amendment to Employment Agreement between Alexander Gordon Jardin and Franklin Credit Management Corporation dated December 31, 2008.

10.90	Amendment to Employment Agreement between Paul Colasono and Franklin Credit Management Corporation dated December 30, 2008.

10.91	Amendment to Employment Agreement between William Sullivan and Franklin Credit Management Corporation dated December 31, 2008.

10.92	Amendment to Employment Agreement between Joseph Caiazzo and Franklin Credit Management Corporation dated December 31, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Franklin Credit Holding Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 5, 2009

                                                    FRANKLIN CREDIT HOLDING CORPORATION

                                                    By: /s/ Kevin P. Gildea
                                                      Name: Kevin P. Gildea
                                                      Title: Chief Legal Officer and Secretary